SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                      Date of Report  -  May 18, 1994
                      -------------------------------
                     (Date of Earliest Event Reported)



                      Carpenter Technology Corporation
          ------------------------------------------------------
          (Exact Name of Registrant as specified in its charter)



        Delaware                                1-5828
- - ------------------------                ---------------------
(State of Incorporation)                (Commission File No.)


                                23-0458 500
                          -----------------------
                          (IRS Employer I.D. No.)


             101 West Bern Street, Reading Pennsylvania, 19601
                 (Address of principal executive offices)


Registrant's telephone number, including area code: (610)208-2000

The Exhibit Index is located on Page 5 of 8

Item 5.   Other Events.
          -------------

     On May 18, 1994, the Registrant entered into two Agreements and Plans of Merger to acquire all of the issued and outstanding capital stock of two affiliated companies, Certech, Incorporated, a Pennsylvania corporation, and Certech, Inc., a New Jersey corporation (jointly, "Certech"). The purchase price was not disclosed. Certech manufactures a broad line of complex injection molded ceramic parts and was profitable in the fiscal year ended April 30, 1994 on sales of approximately $19 million. The Registrant will pay approximately 80 percent of the purchase price in cash and 20 percent in the Registrant's stock. It will
assume approximately $1.8 million of Certech's debt.   Closing is
currently scheduled to occur by July 31, 1994.

Item 7.   Financial Statement and Exhibits.
          --------------------------------

          (a) and (b)  None.

          (c) Exhibits:

               1.  Press Release dated May 19, 1994.

                                SIGNATURES
                                ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: June 13, 1993           CARPENTER TECHNOLOGY CORPORATION
                                        (Registrant)


                              By: /s/John R. Welty
                                 ---------------------------------
                                   John R. Welty
                                   Vice President
                                   General Counsel and Secretary

                               EXHIBIT INDEX

                                                       Sequential
Exhibit                       Description              Page Number
- - -------                       -----------              -----------

  1                        Press release dated              6
                               May 19, 1994